EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Robert Danvers, CEO

Telephone: (604 777-1707)

rdanvers@infotecbusinesssystems.com

INFOTEC/CACKLEBERRIES ACQUISITION CANCELLED

VANCOUVER, B.C., November 9, 2004 - Infotec Business Systems, Inc. (OTCBB:IFOB) reports, by mutual agreement of the parties, the cancellation, of its acquisition of  Cackleberries Entertainment Inc. and all related share transactions.  In conjunction therewith, the board of directors has accepted the resignations of Mr. Ralph Scobie and Ms. Eronne Ward as officers and directors of the company effective immediately and has reappointed Mr. Danvers its president and CEO.

Infotec Business Systems, Inc., designs and delivers on-line business solutions including solutions for office management, on-line security and custom business systems.  Infotec solution customers include organizations involved in e-commerce, education, professional practice or wherever on-line privacy and security are a concern.  Infotec is uniquely positioned to provide a broad range of on-line solutions to customers.  For more information on our solutions, visit www.infotecbusinesssystems.com or call us at 604.777.1707.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends", "potential", and similar expressions.  These statements reflect the company's current beliefs and are based upon currently available information.  Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors including such risks as market acceptance of our products and technical risks of introduction, lack of adequate capital and intense competition which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.  The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release including such forward-looking statements.